Exhibit 99.1

STORE Capital Commences Follow-on Offering

SCOTTSDALE, Ariz.—(BUSINESS WIRE)— STORE Capital Corporation (NYSE: STOR) (the “Company”), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, announced today that it has commenced a proposed public offering of shares of its common stock.  The proposed offering will be made pursuant to the Company’s effective registration statement filed earlier today with the U.S. Securities and Exchange Commission.

The Company intends to use approximately $99 million of the net proceeds of the proposed offering to repay amounts outstanding under its unsecured credit facilities and the remainder to fund property acquisitions subject to purchase contracts in the ordinary course of business.

Goldman, Sachs & Co., Credit Suisse and Morgan Stanley are joint book-running managers for the offering. The offering of these securities will be made only by means of a prospectus supplement and accompanying prospectus. A copy of the preliminary prospectus supplement and accompanying prospectus, when available, may be obtained from: Goldman, Sachs & Co., via telephone: (866) 471-2526, email: prospectus-ny@ny.email.gs.com, or standard mail: Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Prospectus Department; Credit Suisse Securities (USA) LLC, via telephone: (800) 221-1037, email: newyork.prospectus@credit-suisse.com, or standard mail: Credit Suisse Securities (USA) LLC, One Madison Avenue, New York, NY 10010, Attention: Prospectus Department; and Morgan Stanley & Co. LLC, via standard mail: Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department.

A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in over 1,250 property locations, substantially all of which are profit centers, in 46 states.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts may contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward looking statements include those relating to whether or not the proposed offering will be consummated, the terms of the proposed offering and the intended use of proceeds from the proposed offering.  Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports and prospectuses and prospectus supplements it files with the SEC from time to time. These forward-looking statements speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Financial Profiles
Moira Conlon, 310-622-8220
STORECapital@finprofiles.com

Source: STORE Capital Corporation